                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            RAMSAY HEALTH CARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            RAMSAY HEALTH CARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 1998

         The Annual Meeting of Stockholders of RAMSAY HEALTH CARE, INC. ("RHCI" or the "Company") will be held at the HYATT REGENCY CORAL GABLES, CORAL GABLES, FLORIDA 33134 at 10:00 A.M., local time, on November 19, 1998, for the following purposes, as more fully described in the accompanying Proxy Statement:

                  1.       To elect seven directors for the ensuing year;

                  2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as independent auditors for the fiscal year ending June 30, 1999; and

                  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only RHCI stockholders of record at the close of business on October 15, 1998 will be entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A list of the stockholders entitled to vote at the meeting may be examined at the offices of RHCI, One Alhambra Plaza, Suite 750, Coral Gables, Florida during the ten-day period preceding the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS REQUIRED WHEN MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS AND FOR THE OTHER PROPOSALS TO BE CONSIDERED AT THE MEETING.



                                       By Order of the Board of Directors,
                                       Paul J. Ramsay
October 28, 1998                       Chairman of the Board

                            RAMSAY HEALTH CARE, INC.
                                 Columbus Center
                          One Alhambra Plaza, Suite 750
                           Coral Gables, Florida 33134

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   To Be Held
                                November 19, 1998



GENERAL

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ramsay Health Care, Inc. ("RHCI" or the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. When the enclosed proxy is properly executed and returned, the shares that it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted IN FAVOR of the nominees for directors listed on the proxy and IN FAVOR of each other proposal set forth in this Proxy Statement and presented to the stockholders of RHCI for approval. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to such other business, a vote may be cast pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder. It is anticipated that the proxy materials will be mailed to the stockholders of RHCI on or about October 30, 1998.

         It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

         Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of such revocation to RHCI, care of the Secretary, Columbus Center, One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134 prior to the Meeting; (ii) executing and delivering a proxy bearing a later date to RHCI, care of the Secretary, Columbus Center, One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134 prior to the Meeting; or
(iii) appearing at the Meeting and voting in person.

1998 ANNUAL REPORT

         RHCI's 1998 Annual Report on Form 10-K for the fiscal year ended June 30, 1998 is enclosed with this Proxy Statement.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by RHCI. Officers, directors, and employees of RHCI may solicit proxies by telephone, telecopier or in person. RHCI has also engaged the services of Corporate Communications, Inc. and First Union National Bank of North Carolina to assist in the solicitation and tabulation of proxies. RHCI estimates that these entities will receive fees totalling approximately $6,000, plus expenses, in connection with these services.

VOTING

         Holders of record of issued and outstanding shares of (i) common stock, $.01 par value (the "Common Stock"), of RHCI, (ii) class B preferred stock, series C, $1.00 par value (the "Series C Preferred Stock"), of RHCI, (iii) class B preferred stock, series 1996, $1.00 par value (the "Series 1996 Preferred Stock"), of RHCI, in each case as of October 15, 1998 (the "Record Date"), will be entitled to notice of and to vote at the Meeting, in each case, as described below. On the Record Date, there were issued and outstanding 10,877,982 shares of Common Stock, 142,486 shares of Series C Preferred Stock, 100,000 shares of Series 1996 Preferred Stock.

         Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. Each share of Series C Preferred Stock and each share of Series 1996 Preferred Stock is entitled to 10 votes with respect to each matter to be voted on at the Meeting, voting together with the Common Stock as a single class.

         Directors are elected by a plurality of votes cast by the holders of shares of Common Stock, Series C Preferred Stock and Series 1996 Preferred Stock, voting as a single class. Adoption of proposal 2 will require the affirmative vote of a majority of the votes cast by the holders of outstanding shares of Common Stock, Series C Preferred Stock and Series 1996 Preferred Stock present and voting thereon at the Meeting, voting as a single class. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, abstentions will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

         Ramsay Holdings HSA Limited ("Ramsay Holdings") and Paul Ramsay Holdings Pty. Limited ("Holdings Pty.") are the holders of all of the 142,486 issued and outstanding shares of Series C Preferred Stock, and Paul Ramsay Hospitals Pty. Limited ("Hospitals Pty.;" Ramsay Holdings, Holdings Pty. and Hospitals Pty., collectively, the "Ramsay Affiliates") is the holder of all of the 100,000 issued and outstanding shares of Series 1996 Preferred Stock. Ramsay Holdings is the holder of 1,588,177 shares of Common Stock, Holdings Pty. is the holder of 613,324 shares of Common Stock and Hospitals Pty. is the holder of 916,666 shares of Common Stock. The Ramsay Affiliates are corporations controlled by Paul J. Ramsay, the Chairman of the Board of RHCI. In addition, Mr. Ramsay holds 17,750 shares of Common Stock directly. Accordingly, as of the Record Date, Mr. Ramsay, Ramsay Holdings, Holdings Pty. and Hospitals Pty. had an approximate 41.8% voting interest in RHCI, and held 100% of the number of issued and outstanding shares of all series of voting Class B Preferred Stock, par value $1.00 per share (the "Class B Preferred Stock"). To the best of RHCI's knowledge, Mr. Ramsay, Ramsay Holdings, Holdings Pty. and Hospitals Pty. will vote their shares of Common Stock, Series C Preferred Stock, and Series 1996 Preferred Stock in favor of each of the proposals presented at the Meeting. See "Certain Relationships and Related Transactions," "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" below.

                            1. ELECTION OF DIRECTORS

         Seven directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the seven nominees listed in the following table, unless contrary instructions are given. All of the nominees are presently serving as directors. In case any nominee is unable or declines to serve, such persons reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person nominated will be unable or will decline to serve. The directors elected by the stockholders will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

         Certain information concerning the nominees for election of directors is set forth below. Such information was furnished by them to RHCI.

                                         PRINCIPAL OCCUPATIONS FOR PAST FIVE
NAME AND AGE                            YEARS AND CERTAIN OTHER DIRECTORSHIPS

Aaron Beam, Jr.(54)                 Executive Vice President and Chief Financial
                                    Officer of HEALTHSOUTH Corporation (provider of medical rehabilitation services) since prior to 1993; Director of HEALTHSOUTH
                                    Corporation since 1993; Director of RHCI since 1991.

Peter J. Evans (49)                 Financial consultant to a number of
                                    Australian companies; Partner, P.J. Evans &
                                    Co., a chartered accounting firm in
                                    Australia, since prior to 1993; Director of Ramsay Health Care Pty. Limited (or its predecessors) (owner and operator of hospitals in Australia), and Prime
                                    Television Limited (operator of an
                                    Australian television network); Director of
                                    RHCI since 1989.

Thomas M. Haythe (59)               Partner,  Haythe & Curley (attorneys) since
                                    prior to 1993; Director of Guest Supply,
                                    Inc. (provider of hotel guest room
                                    amenities, accessories and products),
                                    Novametrix Medical Systems Inc.
                                    (manufacturer of electronic medical
                                    instruments), and Westerbeke Corporation
                                    (manufacturer of marine engine products);
                                    Director of RHCI since 1987.

Luis E. Lamela (48)                 Chief Executive Officer of RHCI since
                                    January 1998; Vice Chairman of the Board of
                                    RHCI since January 1996; Chief Executive
                                    Officer of CAC Medical Centers, a division of United HealthCare of Florida, since May
                                    1994; President and Chief Executive Officer of Ramsay - HMO, Inc. from prior to 1993 to May 1994; Director of RHCI since 1996.

Paul J. Ramsay (62)                 Chairman of the Board of RHCI since July
                                    1988; President of RHCI from February 1988 to July 1988; Chairman of the Board of RHCI from November 1987 to February 1988;
                                    involved in the health care industry for more than 25 years; Chairman of the Board of Ramsay Health Care Pty. Limited (or its predecessors), and Prime Television Limited;
                                    Director of RHCI since 1987.

Steven J. Shulman (47)              President and Chief Executive Officer of
                                    Prudential Health Care, Inc. since 1997;
                                    President of the Pharmacy and Disease
                                    Management Group of Value Health, Inc.
                                    (provider of specialty managed care
                                    programs) from September 1995 to 1997;
                                    Executive Vice President of Value Health,
                                    Inc. since prior to 1992 to September 1995;
                                    Director of Value Health, Inc. and
                                    Novametrix Medical Systems Inc.; Director of
                                    RHCI since 1991.

Michael S. Siddle (49)              Managing Director (Chief Executive Officer)
                                    of Ramsay Health Care Pty. Limited (or its predecessors) since prior to 1993; various executive positions with corporations controlled by Paul J. Ramsay since prior to 1993; Director of Prime Television Limited;
                                    Director of RHCI since 1987.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of RHCI met seven times in fiscal 1998. All of the directors named above attended at least 75% of the meetings of the Board of Directors and meetings of the committees of the Board of Directors on which such director served held during the time that such person served, other than Mr. Shulman.

         RHCI had five standing committees during fiscal 1998: the Executive Operating Committee, the Audit Committee, the Compensation and Conflict of Interest Committee, the Quality Assurance Committee and the Independent Directors Committee.

         The Executive Operating Committee presently is composed of Messrs. Evans, Haythe, Lamela and Ramsay. The Committee's function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Operating Committee did not meet during fiscal 1998.

         The Audit Committee presently is composed of Messrs. Beam, Evans and Haythe. The Audit Committee's functions include reviewing the results of the reports and audits by RHCI's independent public accountants and making recommendations to the Board of Directors with respect to accounting practices and procedures and internal controls. The Audit Committee of RHCI met once during fiscal 1998.

         The Compensation and Conflict of Interest Committee (the "Compensation Committee") presently is composed of Messrs. Beam, Evans and Haythe. The Compensation Committee's functions include reviewing and recommending remuneration arrangements for senior officers and for members of the Board of Directors, adopting compensation plans in which officers and directors are eligible to participate, granting stock options under RHCI's stock option plans, acting on important personnel matters, nominating senior officers, resolving matters involving possible conflicts of interest and providing for management succession. The Compensation and Conflict Committee met once during fiscal 1998.

         The Quality Assurance Committee presently is composed of Messrs. Lamela and Beam. The Committee's functions are to review and monitor the clinical functions of RHCI, to administer peer review and a case management system, and to implement a professional education program. The Quality Assurance Committee did not meet during fiscal 1998.

         The Independent Directors Committee presently is composed of Messrs. Beam, Haythe and Shulman. The Committee's function is to review all transactions between RHCI and persons affiliated with Paul J. Ramsay or any entity in which Paul J. Ramsay directly or indirectly has an equity interest. The Independent Directors Committee did not meet during fiscal 1998.

         RHCI does not have a nominating committee and has established no procedures whereby nominees for director may be recommended by stockholders.

COMPENSATION OF DIRECTORS

         It is RHCI's policy to pay directors who are not employees of RHCI an annual fee of $12,000 and a fee of $3,000 for each of the first four meetings of the Board of Directors attended during the year, with no additional compensation to be paid for attendance at additional meetings.

         For the fiscal year ended June 30, 1998, RHCI paid Messrs. Ramsay, Evans, Beam, Shulman and Haythe $24,000 for services rendered in connection with RHCI's Board of Directors' Meetings. Mr. Siddle was paid $21,000 and Mr. Lamela was paid $6,000 for his attendance at Board of Directors' Meetings prior to entering into an employment agreement with the Company.

EXECUTIVE COMPENSATION

         The following table and footnotes set forth information for the fiscal years ended June 30, 1998, 1997 and 1996 concerning the compensation paid or awarded to the Chief Executive Officer and the other most highly compensated executive officers of RHCI.

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                          ANNUAL COMPENSATION                      AWARDS
                                              ------------------------------------------       --------------
                                   FISCAL                                                        SECURITIES
                                    YEAR                                    OTHER ANNUAL         UNDERLYING          ALL OTHER
NAME AND                            ENDED      SALARY       BONUS           COMPENSATION        STOCK OPTIONS      COMPENSATION
PRINCIPAL POSITION                 JUNE 30       ($)         ($)                 ($)                 (#)                ($)
-------------------------------------------------------------------------------------------------------------------------------

Luis E. Lamela(1)                   1998       235,045            (2)           16,118            105,000             6,000(5)
Vice Chairman of the                1997            --            --                --                 --                --
Board and Chief                     1996            --            --                --                 --                --
Executive Officer

Bert G. Cibran(6)                   1998       301,152       200,000            21,120(3)              --            12,358(8)
President & Chief                   1997       268,124            --            18,679(3)         275,000(17)        19,005(9)
Operating Officer                   1996            --            --                --                 --                --

Carol C. Lang(10)                   1998       240,000       100,000(7)             --                --                 --
Executive Vice President            1997       212,493            --                --            200,000(4)          5,000(11)
and Chief Financial                 1996            --            --                --                 --                --
Officer

Martin Lazoritz, M.D.(12)           1998       271,063            --                --                 --                --
                                    1997       275,857        24,000                --            178,000(17)        77,002(13)
                                    1996            --            --                --                 --                --

John A. Quinn(14)                   1998       155,598        33,000(7)          4,800(3)              --                --
Senior Vice President               1997       155,598            --             4,800(3)          20,000(4)(17)     86,366(15)
                                    1996       155,598        20,000             4,800(3)          20,000(18)            --



--------------------

(1) In January 1998, Mr. Lamela became Chief Executive Officer of RHCI. See "Employment and Other Agreements" below.

(2) Bonus for fiscal 1998 has not yet been determined. The Company is contractually obligated to pay certain bonuses. See "Employment and Other Agreements" below.

(3)      Represents automobile allowance.

(4)      Represents options to purchase shares of Common Stock of the Company.

(5) Represents directors fees paid to Mr. Lamela prior to his employment with the Company paid in fiscal 1998.

(6) In August 1996, Mr. Cibran became President and Chief Operating Officer of RHCI. See "Employment and Other Agreements" below.

(7) Represents fiscal 1997 bonus paid during fiscal 1998. Fiscal 1998 bonuses have not yet been determined.

(8) Represents premiums paid of $4,493 related to a long-term disability policy and club membership fees of $7,865.

(9) Represents premiums paid of $5,363 related to a long-term disability policy and club membership fees of $13,642.

(10) In August 1996, Ms. Lang became Executive Vice President and Chief Financial Officer of RHCI. See "Employment and Other Agreements". On August 18, 1998, Ms. Lang and the Company agreed to terminate the services agreement pursuant to which Ms. Lang serves as an executive officer of RHCI, and on July 1, 1998, Marcio C. Cabrera became Executive Vice President and Chief Financial Officer of RHCI.

(11) Represents consulting fees paid to Ms. Lang prior to the date she became Executive Vice President and Chief Financial Officer of RHCI.

(12) In February 1997, Dr. Lazoritz became Executive Vice President and Chief Medical Officer of RHCI. Throughout the 1997 fiscal year, Dr. Lazoritz was the Executive Vice President of Ramsay Managed Care, Inc. The compensation set forth in the table reflects the total compensation paid to Dr. Lazoritz by RHCI and Ramsay Managed Care, Inc. during the fiscal year ended June 30, 1997 and 1998. On June 30, 1998, the Company and Dr. Lazoritz agreed to terminate his employment agreement. See "Employment and Other Agreements".

(13) Represents premiums paid of $6,286 related to a long-term disability policy and a pay-out of accrued but unused vacation of $70,716.

(14) On June 30, 1998, Mr. Quinn and the Company agreed to terminate his employment agreement.

(15) During fiscal 1997, Mr. Quinn sold two houses in connection with Company relocations. This amount represents reimbursement for losses incurred by Mr. Quinn in connection with these sales.

(16) Represents options awarded to Mr. Lamela during fiscal 1998 in connection with his employment agreement. This amount does not include 394,999 options and warrants issued to Mr. Lamela prior to his employment with RHCI and 450,045 warrants issued to Mr. Lamela in connection with RHCI's purchase of Summa Healthcare Group, Inc. See "Other Arrangements."

(17) Amounts do not include options and warrants to purchase shares of Common Stock issued in connection with the Merger (as defined in "Certain Relationships and Related Transactions" below).

(18) Represents options to purchase shares of Common Stock granted in fiscal 1996. Does not include the repricing in fiscal 1996 of options to purchase an aggregate of 60,692 shares of Common Stock.

         The following table and footnotes set forth the grant of stock options to the executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 1998. The amounts shown for the named executive officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission (the "SEC") regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                       STOCK OPTION GRANTS IN FISCAL 1998


                                                                                        POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK
                                                                                         PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                            FOR OPTION TERM
                             ---------------------------------------------------------- ----------------------
                                                % OF TOTAL
                                                  OPTIONS      EXERCISE
                                                 GRANTED TO       OR
                                  OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION
NAME                             GRANTED (#)    FISCAL YEAR     ($/SH)         DATE         5%($)      10%($)
---------------------------- ---------------- --------------- ----------- ------------- ---------- -----------

Luis E. Lamela (1)               105,000            100%         4.375       07/30/07      288,950    732,250




(1) Does not include 450,045 warrants issued to Mr. Lamela in connection with RHCI's purchase of Summa Healthcare Group, Inc. or 394,999 options and warrants issued to Mr. Lamela prior to his employment with RHCI. See "Employment and Other Agreements" and "Other Arrangements" below.

         The following table and footnotes summarize stock options exercised during fiscal 1998 and the number and value of options held by the executive officers named in the Summary Compensation Table at June 30, 1998.

                    STOCK OPTION EXERCISES IN FISCAL 1998 AND
                      STOCK OPTION VALUES AT JUNE 30, 1998




                                                                                           VALUE OF UNEXERCISED
                              SHARES                        NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                             ACQUIRED                     OPTIONS AT JUNE 30, 1998 (#)    AT JUNE 30, 1998 ($) (1)
                                ON           VALUE      ------------------------------ -----------------------------
NAME                         EXERCISE      REALIZED     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------- ---------------  --------     -----------    -------------   -----------    -------------

Luis E. Lamela (2)              --             --          450,045        499,999            --             --

Bert G. Cibran                  --             --           50,000        325,000            --             --

Carol C. Lang                   --             --           33,333        166,667            --             --

Martin Lazoritz, M.D.           --             --           33,333        166,667            --             --

John A. Quinn                   --             --            6,667         74,025            --             --



-------------------

(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end value of the underlying Common Stock.

(2) Represents 105,000 options awarded to Mr. Lamela in connection with his employment agreement, 394,999 options and warrants issued to Mr. Lamela prior to his employment with RHCI and 450,045 warrants issued to Mr. Lamela in connection with RHCI's purchase of Summa Healthcare Group, Inc. See "Employment and Other Agreements" and "Other Arrangements" below.

EMPLOYMENT AND OTHER AGREEMENTS

         In October 1997, RHCI entered into an employment agreement with Luis E. Lamela to serve as RHCI's Vice Chairman of the Board and Chief Executive Officer, providing for the payment of an initial annual base salary of $400,000, subject to increases determined by the Board of Directors and minimum annual increases based on the Consumer Price Index. In addition, Mr. Lamela is entitled to an annual bonus in an amount equal to the greater of (i) $400,000 or (ii) five percent of any increase in operating income for the applicable fiscal year over operating income for the 1997 fiscal year. The agreement is for an initial term of two years with annual renewals thereafter. Pursuant to the employment agreement, RHCI agreed to provide Mr. Lamela an automobile allowance and options to purchase 105,000 shares of Common Stock. In addition, Mr. Lamela's employment by RHCI may be terminated by either RHCI or Mr. Lamela; however, in the event RHCI terminates Mr. Lamela's employment without due cause, RHCI must continue to pay Mr. Lamela his base salary in effect at the time of such termination for 24 months after the date of such termination and any bonus payable. The agreement also provides for a lump sum cash payment to Mr. Lamela of his bonus and 36 months' base salary upon termination of his employment for any reason following certain change of control events involving RHCI.

         In February 1997, RHCI entered into an employment agreement with Martin Lazoritz, M.D. to serve as RHCI's Executive Vice President and Chief Medical Officer, providing for the payment of an initial annual base salary of $275,000, subject to annual increases determined by the Board of Directors and minimum annual increases based on the Consumer Price Index. In addition, Dr. Lazoritz is entitled to an annual bonus to be determined by the Board of Directors. The employment agreement is for an initial term of three years commencing in June 1997, with annual renewals thereafter. Pursuant to the employment agreement, RHCI agreed to provide Dr. Lazoritz options to purchase 100,000 shares of Common Stock. Dr. Lazoritz's employment by RHCI may be terminated by either RHCI or Dr. Lazoritz; however, in the event RHCI terminates Dr. Lazoritz's employment without due cause, RHCI must continue to pay Dr. Lazoritz his base salary in effect at the time of such termination for 12 months after the date of such termination and any bonus payable. The agreement also provides for a lump sum cash payment to Dr. Lazoritz of 12 months' base salary upon termination of his employment for any reason following certain change of control events involving RHCI. On June 30, 1998, the Company and Dr. Lazoritz agreed to terminate his employment agreement. In consideration for the termination of his employment, the Company has agreed to pay Dr. Lazoritz $400,000, and certain employee benefits, in equal monthly installments during fiscal 1999.

         In September 1996, RHCI entered into an employment agreement with Brent
J. Bryson, Senior Vice President of RHCI, providing for the payment of an initial annual base salary of $180,000, subject to annual review by the Board of Directors. The agreement also provides for the payment of a bonus of up to two percent of the improvement in operating income of assigned operations, based upon the achievement by RHCI and Mr. Bryson of certain performance targets. In addition, the agreement provides for an automobile allowance, the reimbursement of certain relocation expenses and options to purchase 60,000 shares of Common Stock. Pursuant to the agreement, if RHCI terminates the agreement for any reason other than due cause, RHCI must continue to pay Mr. Bryson his base salary in effect at the time of such termination for six months after the date of such termination. On June 30, 1998, the Company and Mr. Bryson agreed to terminate his employment agreement. In consideration for the termination of his employment, the Company has agreed to pay Mr. Bryson $149,000, and certain employee benefits, during the six month period ending December 31, 1998.

         In August 1996, RHCI entered into an employment agreement with Bert G. Cibran, President and Chief Operating Officer of RHCI, providing for the payment of an initial annual base salary of $300,000, subject to annual increases determined by the Board of Directors and minimum annual increases based on the Consumer Price Index. Mr. Cibran's current annual salary is $300,000. In addition, Mr. Cibran is entitled to an annual bonus in an amount equal to two percent of any increase in operating income over the preceding fiscal year. The agreement is for an initial term of three years with annual renewals thereafter. Pursuant to the employment agreement, RHCI agreed to provide Mr. Cibran an automobile allowance and options to purchase 125,000 shares of Common Stock. In addition, Mr. Cibran's employment may be terminated by either RHCI or Mr. Cibran; however, in the event RHCI terminates Mr. Cibran's employment without due cause, RHCI must continue to pay Mr. Cibran his base salary in effect at the time of such termination for 24 months after the date of such termination and any bonus payable. The agreement also provides for a lump sum cash payment to Mr. Cibran of his bonus and 24 months' base salary upon termination of his employment for any reason following certain change of control events involving RHCI.

         In August 1996, RHCI entered into a services agreement with HealthLink Enterprises, Inc., a Florida corporation ("HealthLink"), pursuant to which HealthLink agreed to make available to RHCI the services of Carol C. Lang, Executive Vice President and Chief Financial Officer of RHCI. Prior to entering into the services agreement, HealthLink acted as a consultant to RHCI. The services agreement provides for the payment of an initial annual base compensation to HealthLink of $240,000, subject to annual increases determined by the Board of Directors and minimum annual increases based on the Consumer Price Index. The services agreement is for an initial term of two years with annual renewals thereafter. In addition, HealthLink is entitled to a bonus of up to 40% of the base compensation, based on the achievement of targets set by the President of RHCI or the Board of Directors. In addition, pursuant to the services agreement, RHCI agreed to provide Ms. Lang with options to purchase 100,000 shares of Common Stock. The services agreement may be terminated by RHCI or, upon three months notice, by HealthLink; however, in the event RHCI terminates the agreement without due cause, RHCI must pay any bonus due and continue to pay the base compensation in effect at the time of such termination until the later of the end of the term of the services agreement or six months after the date of termination. The services agreement also provides for a lump sum cash payment to HealthLink of any bonus due and the greater of (a) 12 months' base compensation or (b) the base compensation that would have been payable to HealthLink from the date of termination to the last day of the services agreement, upon the termination of the services agreement for any reason following certain change of control events involving RHCI. On August 18, 1998, the Company and Ms. Lang agreed to terminate the services agreement between HealthLink and RHCI. In consideration for the termination of the service agreement, the Company has agreed to pay HealthLink $420,000 December 1, 1998, and upon completion of such payments, Ms. Lang has agreed to cancel options to purchase 200,000 shares of Common Stock held by her.

         In August 1996, RHCI entered into a three-year employment agreement with Reynold J. Jennings, at the time, an Executive Vice President of RHCI, providing for the payment of an initial annual base salary of $275,000 and an annual bonus in an amount equal to two percent of any increase in operating income over the preceding fiscal year. The employment agreement also gives Mr. Jennings the right to require RHCI to repurchase options covering 124,830 shares of Common Stock at a price of $3.20 per share (as adjusted for stock dividends or splits). Mr. Jennings resigned his employment with RHCI in February 1997 to accept other employment, in breach of his employment agreement with RHCI. In such case, under the employment agreement, RHCI is required to make payments to Mr. Jennings of approximately $400,000, less approximately $100,000 owing by Mr. Jennings to RHCI in respect of split-dollar life insurance premiums paid by RHCI and less any damages caused by Mr. Jennings' breach of his employment agreement. In March 1997, Mr. Jennings commenced arbitration and court proceedings (in the United States District Court for the Eastern District of Louisiana) against RHCI in which he claims his employment was wrongfully terminated by RHCI and seeks damages of approximately $2,300,000. Subsequently, the court proceedings have been stayed pending the completion of arbitration proceedings to be held in Coral Gables, Florida. RHCI intends to vigorously defend the proceedings.

         In January 1992, RHCI entered into employment agreements with Wallace
E. Smith, Senior Vice President of RHCI, and John A. Quinn, Senior Vice President of RHCI, for the payment of initial annual base salaries to Mr. Smith and Mr. Quinn of $125,000 and $115,000, respectively, subject to annual review by the Board of Directors. The base salaries of Mr. Smith and Mr. Quinn have been increased periodically since the inception of the agreements and, for the fiscal year ended June 30, 1998, their base salaries were $160,608 and $155,598, respectively. The agreements also provide for the payment to Mr. Smith and Mr. Quinn of a bonus of up to 30% of their respective base salaries based upon the attainment of certain performance targets, as well as a discretionary amount based on job performance and approved by the Compensation Committee. In addition, the agreements provide for an automobile allowance and the reimbursement of certain relocation expenses. Pursuant to the agreements, if RHCI terminates Mr. Smith or Mr. Quinn for any reason other than due cause, the executive will be entitled to continue to receive his base salary in effect at the time of such termination for a period of six months after the date of such termination. On June 30, 1998, the Company and Mr. Quinn agreed to terminate his employment agreement. In addition, in October 1998, the Company and Mr. Smith agreed to terminate his employment agreement. In consideration for the termination of Mr. Quinn's employment agreement, the Company has agreed to pay him $145,000 and certain employee benefits, during the six month period ended December 31, 1998. In addition, in consideration for the termination of Mr. Smith's employment agreement, the Company agreed to pay him approximately $80,000 and certain employee benefits during the period commencing on October 12, 1998 and ending on April 12, 1999.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires RHCI's directors and executive officers, and persons who own more than ten percent of Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish RHCI with copies of all Section 16(a) reports they file.

         To RHCI's knowledge, based solely on a review of the copies of such reports furnished to RHCI and representations that no other reports were required, during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent stockholders were complied with, except that Luis E. Lamela failed to make a timely filing of one Form 4 regarding one transaction, Daniel A. Sims failed to make a timely filing of two Forms 4, each regarding one transaction, and Jorge Rico and Carol Lang failed to make a timely filing of a statement on Form 5 regarding one transaction each. Steven Shulman failed to make a timely filing of Form 5 regarding two transactions. All such persons have subsequently filed the required reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         RELATIONSHIP WITH RAMSAY AFFILIATES:

         The Ramsay Affiliates are corporations controlled by RHCI's Chairman of the Board, Paul J. Ramsay. At October 15, 1998, Paul J. Ramsay, Ramsay Holdings, Holdings Pty. and Hospitals Pty. owned of record approximately 28.8% of the issued and outstanding shares of Common Stock, 100% of the issued and outstanding shares of Series C Preferred Stock, and Series 1996 Preferred Stock, and had an approximate 41.8% voting interest in RHCI.

         AGREEMENTS IN CONNECTION WITH REFINANCING:

         In September 1997, in connection with the refinancing of RHCI's then existing bank, institutional and certain affiliate indebtedness, RHCI entered into a Preferred Stock Purchase Agreement with Holdings Pty. pursuant to which Holdings Pty. purchased 4,000 shares of Class B Preferred Stock Series 1997-A (the "Series 1997-A Preferred Stock") at a purchase price of $4,000,000, paid
(i) $2,784,333 in cash and (ii) by offset against amounts owed by RHCI to Holdings Pty. or its corporate affiliates as (a) accrued and unpaid dividends on Series C Preferred Stock and Series 1996 Preferred Stock ($611,085), (b) indebtedness owed to a corporate affiliate of Holdings Pty. under the Hospitals Pty. Facility ($250,000), and (c) accrued and unpaid interest and net commitment fees ($354,582) in respect of such indebtedness. The Series 1997-A Preferred Stock bears cumulative dividends at an annual rate of 9% (payable subject to certain restrictions set forth in credit documentation to which RHCI is a party), has a liquidation preference of $1,000 per share, is optionally redeemable by RHCI at any time at a redemption price equal to $1,000 per share plus all accrued and unpaid dividends thereon (the "Redemption Price"), and is mandatorily redeemable by RHCI following June 30, 1998 at the Redemption Price in the event that RHCI has satisfied certain financial and operational conditions in its credit documentation.

         In September 1997, in connection with a refinancing of RHCI's then existing indebtedness, RHCI entered into a Subordinated Note Purchase Agreement with Holdings Pty. pursuant to which Holding Pty. purchased $2,500,000 in principal amount of RHCI's Series B Subordinated Bridge Notes due September 30, 2005, initially bearing interest at a rate of 11% per annum. The purchase of the Series B Subordinated Bridge Notes was funded with the proceeds of a concurrent repayment of principal of $2,500,000 owed by RMCI to a corporate affiliate of Holdings Pty. under the Hospitals Pty. Facility.

         In September 1997, in connection with the refinancing of RHCI's then existing indebtedness, RHCI entered into a Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") with Holdings Pty. pursuant to which Holdings Pty. agreed to purchase shares of Common Stock at a purchase price of $5.17 per share (the 30-day average of the closing price of the Common Stock prior to the date of such Agreement) in the event that RHCI incurs obligations to make certain payments to the State of Louisiana and to the extent that such payments are in excess of $1,300,000 in the aggregate and such excess exceeds $500,000 in any fiscal year. On October 13, 1998, the Common Stock Purchase Agreement was amended to reduce the purchase price from $5.17 per share to $1.55 per share.

         OTHER ARRANGEMENTS:

         On March 25, 1998, the Company entered into a Junior Subordinated Note Purchase Agreement (the "Junior Subordinated Note"), with a corporate affiliate of Mr. Ramsay in an aggregate principal amount of $5,000,000, plus accrued interest. The Junior Subordinated Note bears interest at a rate of 12.5%.

         RHCI entered into an indemnification agreement with its directors and executive officers. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding (including any action by or in the right of RHCI, or any of its subsidiaries or affiliates) on account of their service as directors, officers, employees, fiduciaries or agents of RHCI, or any of its subsidiaries or affiliates and their service at the request of RHCI, or any of its respective subsidiaries or affiliates as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         Thomas M. Haythe, a director of RHCI, is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to RHCI during fiscal year 1998 and will continue to render legal services to RHCI in the future.

         RHCI amended its consulting agreement on February 1, 1997 with Summa Healthcare Group, Inc. ("Summa"), a company of which Luis E. Lamela, the Vice Chairman of the Board of RHCI, is the principal stockholder. Under the consulting agreement, Summa provided RHCI with advisory and consulting services in connection with strategic planning, business development and investor relations for a fee of $30,000 per month, as well as a success fee to be negotiated in good faith between RHCI and Summa with respect to any significant transactions involving RHCI as to which Summa rendered substantial consulting or advisory services. During the fiscal years ended June 30, 1997 and 1998, RHCI paid Summa $237,500 and $90,000, respectively, in connection with its advisory and consulting services. In connection with a similar consulting agreement between Summa and RMCI, as a result of the merger between Ramsay Managed Care, Inc. ("RMCI") and RHCI (the "Merger"), RHCI assumed RMCI's obligation to pay $200,000 in success fees to Summa for Summa's services in connection with the Merger and the sale by RMCI prior to the Merger of its HMO subsidiary (the "HMO Sale"). Prior to the Summa Merger (as defined below), Summa assigned the right to receive these fees to Mr. Lamela. The fees are payable by RHCI following June 30, 1998 in the event that RHCI satisfies certain financial and operational conditions under its credit documentation.

         On July 1, 1997, RHCI, Ramsay Acquisition Corp., a Delaware corporation and wholly owned subsidiary of RHCI, and Summa entered into an Agreement and Plan of Merger, pursuant to which Summa merged with and into Ramsay Acquisition Corp. in October 1997, whereupon Summa became a wholly owned subsidiary of RHCI (the "Summa Merger"). The aggregate consideration paid by RHCI in the Summa Merger consisted of $300,000 in cash, 250,000 shares of Common Stock and warrants to purchase an aggregate of 500,000 shares of Common Stock at $3.25 per share (of which, Mr. Lamela received $270,027 in cash, 225,023 shares of Common Stock and warrants to purchase 450,045 shares of Common Stock).

         As a result of the Merger, RHCI assumed an obligation of RMCI to pay $100,000 in success fees to Peter J. Evans, a director of RHCI. These fees are payable to Mr. Evans for his services to RMCI in connection with the Merger. Mr. Evans has been paid $50,000 of these fees, and the remaining $50,000 is payable following June 30, 1998 in the event that RHCI satisfies certain financial and operational conditions under its credit documentation.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Board of Directors are Aaron Beam, Jr., Peter J. Evans and Thomas M. Haythe. Mr. Haythe is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to RHCI during the last fiscal year and will continue to render legal services to RHCI in the future. See "Certain Relationships and Related Transactions" above.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors determines the compensation arrangements for executive officers of RHCI. RHCI's executive compensation program is designed to attract, motivate, reward and retain individuals with the executive and management skills needed to achieve RHCI's business objectives. The compensation program accomplishes this goal by providing RHCI's executives with incentives which reward achievement of both short- and long-term objectives that contribute to the growth and profitability of RHCI, and which link executive pay with the interests of RHCI's stockholders.

         RHCI's executive compensation program consists of base salary, bonuses and stock options. RHCI's salary levels are determined by comparisons with companies of similar size and complexity in the behavioral health care industry. Salary increases are determined in light of the financial performance of RHCI, the individual performance of the executive and any increased responsibilities assumed by the executive. The salaries for RHCI's Chief Executive Officer, and President and Chief Operating Officer, were determined pursuant to the terms of their employment agreements with RHCI, which in turn were based on the foregoing considerations.

         The employment agreements for RHCI's Chief Executive Officer, and President and Chief Operating Officer, provide for bonuses based upon any increase in operating income, as defined in the applicable agreement, of RHCI. Bonuses for RHCI's executives for the fiscal year ended June 30, 1998 have not yet been determined.

         RHCI may also award bonuses to other executives based on the level of financial performance achieved by RHCI and the individual accomplishments of the executive, as evaluated by the Chief Executive Officer or the President of RHCI. Annual bonuses are paid to the chief executive officers of each of RHCI's facilities, based on (a) the financial performance of his/her facility compared to budgeted and prior year performance, (b) the overall results of RHCI and (c) the attainment of certain quality of care levels.

         RHCI periodically grants stock options to its executive officers and other key employees. Stock option grants are intended to provide RHCI's executives and other key employees with a significant incentive to work to maximize stockholder value. The Compensation Committee believes that by providing RHCI's executives and key employees who have substantial responsibility for the management and growth of RHCI with an opportunity to profit from increases in the value of the Common Stock, the interests of RHCI's stockholders and executives will be most closely aligned.

                                    THE COMPENSATION AND CONFLICT OF INTEREST
                                    COMMITTEE OF THE BOARD OF DIRECTORS

                                    Aaron Beam, Jr.
                                    Peter J. Evans
                                    Thomas M. Haythe



PERFORMANCE GRAPH

         The following performance graph compares the cumulative total return on the Common Stock to the NASDAQ Stock Market-U.S. Index and a peer group. The peer group companies consist of Comprehensive Care Corporation, Magellan Health Services, Inc. and Res-Care Inc. RHCI believes that these peer companies, which are engaged in the behavioral health and youth services industry, are most comparable to RHCI's historical business, within the parameters set by the SEC. The graph assumes that $100 was invested in Common Stock, the NASDAQ Stock Market U.S. Index, the 1998 peer group and the 1997 peer group on June 30, 1993 and that all dividends were reinvested.


                                                         CUMULATIVE TOTAL RETURN
                                   -------------------------------------------------------------------
                                    6/93        6/94        6/95        6/96        6/97        6/98

RAMSAY HEALTH CARE, INC            100.00      108.00       71.09       50.18       56.45       33.45
PEER GROUP                         100.00      128.68       97.43      138.74      171.44      166.45
NASDAQ STOCK MARKET (U.S.)         100.00      100.96      134.77      173.03      210.38      277.61




SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors owned beneficially more than five percent of any class of the outstanding voting securities of RHCI as of October 2, 1998 and their respective stockholdings as of such date (according to information furnished by them to RHCI), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

         NAME AND ADDRESS                        TITLE                         NUMBER OF         PERCENTAGE
         BENEFICIAL OWNER                       OF CLASS                    SHARES OWNED (1)    OF CLASS (1)
         ----------------                       --------                   ----------------    ------------

Paul J. Ramsay                               Common                          6,017,443  (2)         44.46%
    Paul Ramsay Group                        Series C Preferred                142,486  (3)        100.00%
    154 Pacific Highway                      Series 1996 Preferred             100,000  (3)        100.00%
    St. Leonards, NSW 2065
    Australia

Ramsay Holdings HSA Limited                  Common                          2,301,207  (3)         44.06%
    c/o Haythe & Curley                      Series C Preferred                 71,303  (3)         50.00%
    237 Park Avenue
    New York, New York 10017

Paul Ramsay Holdings Pty. Limited            Common                          3,876,361  (3)         31.44%
    c/o Haythe & Curley                      Series C Preferred                 71,183  (3)         50.00%
    237 Park Avenue
    New York, New York 10017

Paul Ramsay Hospitals Pty. Limited           Common                          5,934,693  (3)         19.85%
    c/o Haythe & Curley                      Series 1996 Preferred             100,000  (3)        100.00%
    237 Park Avenue
    New York, New York 10017

Heartland Advisors, Inc.                     Common                          1,779,672  (4)         16.36%
    790 North Milwaukee Street
    Milwaukee, Wisconsin 53202

Luis E. Lamela                               Common                            856,068  (5)          7.48%
    One Alhambra Plaza, Suite 750
    Coral Gables, Florida 33134

Princeton Services, Inc.                     Common                            662,069  (6)          6.08%
Fund Assets Management, L.P.
Merrill Lynch Special
    Value Fund, Inc.
    800 Scudders Mill Road
    Plainsboro, New Jersey 08536



-------------------

(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually for purposes of calculating the number of shares owned and the percentage of class for each such named person, but are not deemed outstanding for purposes of such calculations for any other named person.

(2) Mr. Ramsay's beneficial ownership of Common Stock consists of (i) 17,750 shares of Common Stock owned directly by Mr. Ramsay, (ii) 65,000 shares of Common Stock issuable upon the exercise of exercisable options owned directly by Mr. Ramsay, (iii) 2,301,207 shares of Common Stock beneficially owned by Ramsay Holdings, (iv) 3,876,361 shares of Common Stock beneficially owned by Holdings Pty., which includes all shares beneficially owned by Ramsay Holdings, and (v) 5,934,693 shares of Common Stock beneficially owned by Hospitals Pty., which includes all shares beneficially owned by Ramsay Holdings and Holdings Pty. The shares beneficially owned by Ramsay Holdings consist of 1,588,177 shares of Common Stock owned of record by Ramsay Holdings and 713,030 shares of Common Stock issuable upon the conversion of 71,303 shares of Series C Preferred Stock owned of record by Ramsay Holdings. The shares beneficially owned by Holdings Pty. consist of 613,324 shares of Common Stock owned of record by Holdings Pty., 250,000 shares of Common Stock issuable upon the exercise of exercisable warrants to purchase shares of Common Stock held by Holdings, Pty., 711,830 shares of Common Stock issuable upon the conversion of 71,183 shares of Series C Preferred Stock owned of record by Holdings Pty., and the 2,301,207 shares of Common Stock beneficially owned by Ramsay Holdings. The shares beneficially owned by Hospitals Pty. consist of 916,666 shares of Common Stock owned of record by Hospitals Pty., 141,666 shares of Common Stock issuable upon the exercise of exercisable warrants to purchase shares of Common Stock held by Hospitals Pty., 1,000,000 shares of Common Stock issuable upon the conversion of 100,000 shares of Series 1996 Preferred Stock owned of record by Hospitals Pty., and the 3,876,361 shares of Common Stock beneficially owned by Holdings Pty. Does not include 25,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ramsay, which are not currently exercisable, or 533,333 shares of Common Stock issuable upon the exercise of warrants held by Hospitals Pty., which are not currently exercisable.

(3) These shares are included in the beneficial ownership of Paul J. Ramsay and are included in footnote (2) above.

(4) Information as to the holdings of Heartland Advisors, Inc. ("HAI") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that HAI owned 1,169,600 shares with sole voting power and 1,577,900 shares with sole dispositive power. Such report indicates that HAI is an investment adviser registered under the Investment Advisers Act of 1940.

(5) Includes 115,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock held by Mr. Lamela and 450,045 shares of Common Stock issuable upon the exercise of exercisable warrants to purchase shares of Common Stock held by Mr. Lamela. See "Certain Relationships and Related Transactions-Agreements in Connection with Refinancing" for information concerning an agreement by Mr. Lamela not to exercise exercisable options and warrants.

(6) Information as to the holdings of Princeton Services, Inc. ("PSI"), Fund Asset Management, L.P. ("FAM") and Merrill Lynch Special Value Fund, Inc. ("MLSVFI") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 629,300 shares were owned by PSI with shared voting and dispositive power and 574,500 shares were owned by FAM and MLSVFI with shared voting and dispositive power. PSI and its affiliates disclaim any beneficial interest in such shares, other than shares held by PSI and its affiliates in proprietary accounts.

         On September 23, 1998, Holdings Pty. and Nottoway Properties, Inc. entered into a secured credit facility with The Chase Manhattan Bank (the "Chase Facility"), the proceeds of which were used, in part, to refinance in full the secured demand loan facility (the "Coutts Facility") with Coutts Bank (Switzerland), Ltd., successor to Coutts & Co. AG ("Coutts"). As security for the Coutts Facility, Holdings Pty. and Ramsay Holdings had pledged to Coutts, among other items, 1,679,898 of the shares of Common Stock held by Holdings Pty. and Ramsay Holdings and the 142,486 shares of Series C Preferred Stock held by Holdings Pty. and Ramsay Holdings (collectively, the "Pledged Stock"). Upon entering into the Chase Facility, all outstanding indebtedness to Coutts was fully repaid and the pledged stock was released.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of October 2, 1998, the number of shares of Common Stock beneficially owned by each of RHCI's directors and nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons.


        NAME OF                            TITLE OF                        NUMBER OF                    PERCENTAGE
   BENEFICIAL OWNER                          CLASS                      SHARES OWNED(1)                 OF CLASS(1)
   ----------------                        --------                     ---------------                 -----------

Paul J. Ramsay                          Common                            6,017,443  (2)                   44.46%
                                        Series C Preferred                  142,486  (3)                  100.00%
                                        Series 1996 Preferred               100,000  (3)                  100.00%

Aaron Beam, Jr.                         Common                               43,616  (4)                        *

Peter J. Evans                          Common                               66,083  (5)                        *

Thomas M. Haythe                        Common                               79,783  (6)                        *

Luis E. Lamela                          Common                              856,068  (7)                    7.48%

Steven J. Shulman                       Common                               39,417  (8)                        *

Michael S. Siddle                       Common                               42,750  (9)                        *

Bert G. Cibran                          Common                               50,833  (10)                       *

Carol C. Lang                           Common                               33,333  (11)                       *

John A. Quinn                           Common                               10,333  (12)                       *

Wallace E. Smith                        Common                               56,447  (13)                       *

All directors and executive             Common                            7,422,027  (2)(3)(4)             51.22%
  officers as a group                                                                (5)(6)(7)(8)
  (17 persons)                                                                       (9)(10)(11)
                                                                                     (12)(13)



-------------------

*        Indicates ownership percentage of less than one percent (1%).

(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually, and by all directors and officers as a group, for purposes of calculating the number of shares owned and the percentage of class for each such named person and the group, but are not deemed to be outstanding for purposes of such calculations for any other named person.

(2) Mr. Ramsay's beneficial ownership of Common Stock consists of (i) 17,750 shares of Common Stock owned directly by Mr. Ramsay, (ii) 65,000 shares of Common Stock issuable upon the exercise of exercisable options owned directly by Mr. Ramsay, (iii) 2,301,207 shares of Common Stock beneficially owned by Ramsay Holdings, (iv) 3,876,361 shares of Common Stock beneficially owned by Holdings Pty., which includes all shares beneficially owned by Ramsay Holdings, and (v) 5,934,693 shares of Common Stock beneficially owned by Hospitals Pty., which includes all shares beneficially owned by Ramsay Holdings and Holdings Pty. The shares beneficially owned by Ramsay Holdings consist of 1,588,177 shares of Common

         Stock owned of record by Ramsay Holdings and 713,030 shares of Common Stock issuable upon the conversion of 71,303 shares of Series C Preferred Stock owned of record by Ramsay Holdings. The shares beneficially owned by Holdings Pty. consist of 613,324 shares of Common Stock owned of record by Holdings Pty., 250,000 shares of Common Stock issuable upon the exercise of exercisable warrants to purchase shares of Common Stock held by Holdings Pty., 711,830 shares of Common Stock issuable upon the conversion of 71,183 shares of Series C Preferred Stock owned of record by Holdings Pty., and the 2,301,207 shares of Common Stock beneficially owned by Ramsay Holdings. The shares beneficially owned by Hospitals Pty. consist of 916,666 shares of Common Stock owned of record by Hospitals Pty., 141,666 shares of Common Stock issuable upon the exercise of exercisable warrants to purchase shares of Common Stock held by Hospitals Pty., 1,000,000 shares of Common Stock issuable upon the conversion of 100,000 shares of Series 1996 Preferred Stock owned of record by Hospitals Pty., and the 3,876,361 shares of Common Stock beneficially owned by Holdings Pty. Does not include 25,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ramsay, which are not currently exercisable, or 533,333 shares of Common Stock issuable upon the exercise of warrants held by Hospitals Pty., which are not currently exercisable.

(3) These shares are included in the beneficial ownership of Paul J. Ramsay and are included in footnote (2) above.

(4) Includes 23,333 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock held by Mr. Beam.

(5) Includes 48,333 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock held by Mr. Evans.

(6) Includes 5,000 shares of Common Stock held in a Keough Plan for the benefit of Mr. Haythe and 25,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock held by Mr. Haythe.

(7) Includes 115,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock held by Mr. Lamela and 450,045 shares of Common Stock issuable upon the exercise of exercisable warrants to purchase shares of Common Stock held by Mr. Lamela. See "Certain Relationships and Related Transactions-Agreements in Connection with Refinancing" for information concerning an agreement by Mr. Lamela not to exercise exercisable options and warrants.

(8) Includes 25,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock held by Mr. Siddle.

(9) Includes 21,667 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock held by Mr. Shulman.

(10) Includes 50,000 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock held by Mr. Cibran and including 833 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase shares of Common Stock held by Mr. Cibran.

(11) Includes 33,333 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock held by Ms. Lang.

(12) Includes 6,667 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock held by Mr. Quinn and 666 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase shares of Common Stock held by Mr. Quinn.

(13) Includes 54,417 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock by Mr. Smith and 1,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase shares of Common Stock held by Mr. Smith.

                          2. RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP to serve as independent auditors for RHCI for the fiscal year ending June 30, 1999. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

         Although it is not required to do so, the Board of Directors is submitting its selection of RHCI's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

         The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP to audit the financial statements of RHCI for RHCI's fiscal year ending June 30, 1999. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such proxy.

         A representative of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.


                                3. OTHER MATTERS

         The Board of Directors does not know of any other matters that may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of RHCI must be received by RHCI at its principal executive offices by July 5, 1999 in order to be considered for inclusion in RHCI's proxy statement relating to such meeting. In the event that a stockholder fails to notify RHCI by September 17, 1999 of an intent to be present at RHCI's 1999 Annual Meeting of Stockholders in order to present a proposal for a vote, RHCI will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.


October 28, 1998

                            RAMSAY HEALTH CARE, INC.
          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 19, 1998

    The undersigned, a stockholder of RAMSAY HEALTH CARE, INC., does hereby appoint Luis E. Lamela and Bert G. Cibran, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock, Class B Preferred Stock, Series C and Class B Preferred Stock, Series 1996, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hyatt Regency Coral Gables, Coral Gables, Florida 33134, on Thursday, November 19, 1998 at 10:00 A.M., Eastern Standard Time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their best judgment on any other matters which may properly come before the Meeting.

1. Election of Directors          [ ] FOR all the nominees listed (except as
                                      marked to the contrary below).
                                  [ ] WITHHOLD AUTHORITY to vote for the
                                      nominees listed below.

Aaron Beam, Jr., Peter J. Evans, Thomas M. Haythe, Luis E. Lamela, Paul J. Ramsay, Steven J. Shulman and Michael S. Siddle
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

-------------------------------------------------------------------------------
2. Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1999.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH ITEM.

                           (continued on other side)

                         (TO BE SIGNED ON REVERSE SIDE)

                          (continued from other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF THE ITEMS, THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

                                              IMPORTANT: Before returning this
                                              proxy, please sign your name or
                                              names on the line(s) below exactly
                                              as shown thereon. Executors,
                                              shareholders, trustees, guardians
                                              or corporate officers should
                                              indicate their full titles when
                                              signing. Where shares are
                                              registered in the name of joint
                                              tenants or trustees, such joint
                                              tenants or trustees should sign.

                                              Dated: ____________________ , 1998


                                              ----------------------------------
                                              Name

                                              ----------------------------(L.S.)

                                              ----------------------------(L.S.)
                                              Stockholder(s) Sign Here

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.